Exhibit 10.1

EXAM USA, INC.

2005 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) dated as of                   , 2005, between EXAM USA, INC., a Nevada corporation (collectively with its direct and indirect subsidiaries, the “Company”), and                 , an employee of the Company (“Optionee” or “Participant”).

The Company’s Board of Directors or Option Committee (in either case, the “Committee”) has determined that the objectives of the Exam USA, Inc. 2005 Stock Incentive Plan (the “Plan”) will be furthered by granting to Optionee options and/or other incentives pursuant to the Plan.  Any capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and Optionee agree as follows:

1 .            Grant of Option and other  rights.

(a)           The Company hereby grants to Optionee options (the “Options”) to purchase              Shares of Common Stock of the Company (the “Shares”) at a purchase price of         per Share. It is intended that                of the Options qualify as “Incentive Stock Options” to the maximum extent permissible under the Internal Revenue Code.

(b)           For purposes of this Agreement, the term “Cause” means the Participant’s (i) embezzlement, fraud or any conduct related to the performance of the Participant’s duties for the Company that constitutes a crime, (ii) unauthorized disclosure of confidential information or breach of any confidentiality or non-disclosure agreement with the Company or any of its Subsidiaries, (iii) willful and habitual breach of duties, after notice to the Participant affording the Participant a reasonable opportunity to cure, or (iv) breach or violation of any statutory or common law duty of loyalty to the Company or the Company’s Affiliates.

2.             Exercisability.  Subject to the further terms of this Agreement, the Options shall vest and become exercisable in accordance with Schedule 1 hereto.  Unless earlier terminated pursuant to the provisions of the Plan or paragraph 5 of this Agreement, the unexercised portion of the Options shall expire and cease to be exercisable at 5:00 pm PST ten (10) years from the date of this Agreement.  This Agreement shall not confer upon Optionee any right with respect to continuation of her/his employment or consulting relationship with the Company, nor shall it interfere with or affect in any manner the right or power of the Company, or a parent or subsidiary of the Company, to terminate any agreement with Optionee in accordance with the terms thereof.

3.             Method of Exercise.  The Options or any part of them may be exercised only by the giving of written notice to the Company in substantially the form annexed hereto as Schedule 2 hereto, or on such other form and in such other manner as the Committee shall prescribe from time to time.  Such written notice must be accompanied by payment of the full purchase price for the number of Shares with respect to which the Options are being exercised.  Such payment may be made by one or a combination of the following methods:  (i) by a check acceptable to the

Company; or (ii) by such other method as the Committee may authorize including, in the discretion of the Committee, the recourse promissory note of the Optionee.  The date of exercise of the Options shall be the date on which written notice of exercise is hand delivered to the Company and payment of the full purchase price for the number of Shares with respect to which the Options are being exercised, during normal business hours, at its address as provided in Section 7 of this Agreement, or, if mailed, the date on which it is postmarked, provided such notice is actually received.

4.             Optionee’s Representations.  As a condition to the exercise of an Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.             Termination of Employment; Death.  Upon termination of Optionee’s employment with or status as a consultant to, the Company for any reason, the Options will immediately terminate and expire, except as provided in paragraphs (a) or (b) of this Section 5.

(a)           If Optionee resigns as an employee of, or consultant to, the Company with the Company’s prior written consent, or if the Company terminates Optionee’s employment by the Company without Cause (as defined herein), the Option will be exercisable but only to the extent it was exercisable at the time of such termination or resignation and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of three (3) months following such termination or resignation.

(b)           If Optionee dies or becomes Permanently Disabled while employed by, or rendering services as a consultant to, the Company or after Optionee’s employment or status as a consultant to the Company terminates but during a period in which the Option is exercisable pursuant to paragraph (a) of this Section 5, the Option will be exercisable but only to the extent it was exercisable at the time of death and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of twelve (12) months following the date of Optionee’s death.

6.             Plan Provisions to Prevail.  This Agreement is subject to all of the terms and provisions of the Plan.  Without limiting the generality of the foregoing, by entering into this Agreement Optionee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement.  In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

7.             Notices.  Any notice to be given to the Company hereunder shall be in writing and shall be addressed to Haruo Miyano, Secretary, or at such other address as the Company may hereafter designate to Optionee by notice as provided in this Section 7. Any notice to be given to Optionee hereunder shall be addressed to Optionee at the address set forth beneath her/his signature hereto, or at such other address as Optionee may hereafter designate to the Company by notice as provided herein.  A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.  Optionee expressly agrees to notify the Company of any transfer of the Common Stock or other action reasonably expected to cause any Option designated as an Incentive Stock Option to be retroactively classified for tax purposes as a Non-Qualified Option.

8.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and to the extent consistent with Section 5 of this Agreement and with the Plan, the heirs and personal representatives of Optionee.

9.             Governing Law.  This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of California as they apply to contracts made, delivered and performed in the State of California.  Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Orange County, California. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Orange County, California.  If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

10.           Withholding.  If the Optionee takes any action that would cause the Options to be classified as nonqualified options for tax purposes, the Optionee will promptly provide the necessary tax withholding, if applicable, in the Committee’s view, pursuant to Article IV, Section V of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

EXAM USA, INC.

By:

OPTIONEE:

Signature

Name:

Social Security Number:

SCHEDULE 1 TO INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO EXAM USA, INC.

2005 STOCK INCENTIVE PLAN

(This Schedule 1 shall be incorporated by reference and become a part of the Incentive Stock Option Agreement between the Company and the Optionee.)

I.              INCENTIVE STOCK OPTIONS:  Incentive stock options do not result in compensation income on exercise by the Optionee and result in capital gain or loss when the stock is sold.  Incentive stock options may only be issued to employees of the Company.  There are a number of other legal requirements that the Company and the Optionee must satisfy in order for options to be classified as incentive stock options.  Some of the rules affecting incentive stock options are (a) the stock received on the exercise of an incentive stock option must be held for two years from the date of grant of the option and one year from the date of exercise of the option, (b) no more than $100,000 in options may first become exercisable in any one year, and (c) the exercise of the incentive stock option may generate an item of tax preference for purposes of calculating the alternative minimum tax liability of the Optionee.  Violation of any of those requirements by the Company or the Optionee can result in the Option being treated as a Non-qualified stock option.

Date of Grant:

Earliest Exercise Date:

Exercise Price:

Number of Shares:

Vesting Schedule:

Vesting Date	Options Vested

Expiration Date:

Governing Law; Resolution of Disputes.  This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.  Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Orange County, California The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Orange County, California.  If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

I have read the Exam USA, Inc. 2005 Stock Incentive Plan, the terms of which are incorporated herein.  As Optionee, I hereby acknowledge that as of the date of the Options referenced above, it sets forth the entire understanding between the undersigned Optionee and the Company and its Affiliates regarding the Options and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company, and (ii) the following agreements only:

NONE
(Initial)

OTHER

IN WITNESS WHEREOF, this Incentive Stock Option Agreement pursuant to the Exam USA, Inc. 2005 Stock Incentive Plan has been delivered by the parties hereto.

Date:	“Optionee”

Name

Address

Social Security Number

The Company hereby agrees to
all the terms of the Agreement.

Exam USA, Inc.

By:
Name:
Title:

SCHEDULE 2

EXAM USA, INC.

EXERCISE NOTICE

Exam USA, Inc.

5912 Bolsa Avenue, Suite 108

Huntington Beach, California  92649

Attn:  Haruo Miyano

1.                                       Exercise of Option.

Effective as of today,                          ,                                 the undersigned (“Optionee”) hereby elects to exercise Optionee’s Options to purchase          shares of Common Stock (the “Shares”)  of Exam USA, Inc.  (the “Company”) under and pursuant to the Incentive Stock Option Agreement dated as of                      (the “Option Agreement”) between the Company and Optionee pursuant to the Option Agreement.

2.                                       Rights as Shareholder

(i)            Until the certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the stock ownership register of the Company or of a duly authorized transfer agent of the Company), no right to receive distributions or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option.

(ii)           Upon issuance of the certificate, Optionee shall enjoy rights as a shareholder of Common Stock until such time as Optionee disposes of the Shares or the Company.

3.                                       Governing Law; Severability. This Notice shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law.  Should any provision of this Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.  Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Orange County. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Orange County.  If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

4.                                       Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

5.                                       Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Notice.

6.                                       Delivery of Payment.  Optionee herewith delivers to the Company the full purchase price for the Shares as set forth in paragraph 1 of the Option Agreement.

7.                                       Entire Agreement.  The Option Agreement is incorporated herein by reference.  This Notice, the Option Agreement and the Plan constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.  In the event of a conflict or discrepancy between the terms of this Agreement and the Exam USA, Inc. 2005 Stock Incentive Plan (the “Plan”), the terms of the Plan shall control.

8.                                       Representatives of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Option Agreement and this Notice and agrees to abide by and be bound by the terms and conditions of the Option Agreement and this Notice.

Submitted by:	Accepted by:

OPTIONEE:	EXAM USA, INC.

By:	By:

Name:

Address: